EXHIBIT 9(c)

                             SCHRODER CAPITAL FUNDS
                  TRANSFER AGENCY AND FUND ACCOUNTING AGREEMENT


         AGREEMENT made this 13th day of September, 1995, between Schroder Capital Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Forum Financial Corp., a corporation organized under the laws of the State of Delaware, having its principal place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and is authorized to issue interests (as defined in the Trust's Trust Instrument) in separate series;

         WHEREAS, the Trust desires that Forum perform interestholder and fund accounting services for each of the portfolios of the Trust as listed in Appendix A hereto (each a "Portfolio," and collectively the "Portfolios"), and for other series that may be created in the future, and Forum is willing to provide those services on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Trust on behalf of each Portfolio desires to appoint Forum as its transfer agent and fund accountant, and Forum desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1.  TERMS OF APPOINTMENT; DUTIES OF FORUM

         (a) Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of each Portfolio, hereby employs and appoints Forum to act as, and Forum agrees to act as, its transfer agent and fund accountant for the authorized and issued interests of the Trust representing interests in each of the respective Portfolios ("Interests").

         (b) Forum shall be responsible for performing as agent, as of the date of this Agreement, the services described in Appendix B attached hereto and made a part hereof, as said appendix may be amended from time to time.

         (c) Forum shall provide additional services to the Trust on behalf of the Portfolios which may be agreed upon in writing between the Trust and Forum.

         SECTION 2.  FEES AND EXPENSES

         (a) For its services hereunder Forum shall receive from the Trust, with respect to each Portfolio, such transfer agency and fund accounting fees as are listed in Appendix C attached hereto, as amended from time to time.

         (b) Each Portfolio shall reimburse Forum for its ancillary costs (or appropriate share of the costs) incurred in providing to that Portfolio any transfer agency and fund accounting services hereunder, including but not limited to (i) any and all forms and stationery used or specially prepared for the purpose, (ii) postage, (iii) telephone services, (iv) bank fees, and (v) electronic or facsimile transmission. Each Portfolio shall reimburse Forum for all expenses and employee time attributable to any review of the Portfolio's accounts and records by the Trust's independent public accountants or any regulatory body outside of routine and normal periodic reviews and for all expenses for services in connection with Forum's activities in effecting any termination of this Agreement (except the termination of Forum for cause), including expenses incurred by Forum to deliver the property of the Portfolio in the possession of Forum to the Trust or other persons.

         SECTION 3.  REPRESENTATIONS AND WARRANTIES OF FORUM

         Forum represents and warrants to the Trust that:

         (a) It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware.

         (b) It is registered as a transfer agent under the Securities Exchange Act of 1934, as amended ("1934 Act") and it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

         (c) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

         (d) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE TRUST

         The Trust represents and warrants to Forum that:

         (a) It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware.

         (b) It is empowered under applicable laws and by its Trust Instrument to enter into and perform this Agreement.



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

         (c) All proceedings required by said Trust Instrument have been taken to authorize it to enter into and perform this Agreement.

         (d) It is an investment company registered under the 1940 Act.

         (e) All interests of the Portfolios, when issued, shall be validly issued, fully paid and non-assessable.

         SECTION 5.  RECORDKEEPING; INSPECTION OF RECORDS

         (a) Forum shall prepare and maintain in such form and in such locations as may be required by applicable regulation all records and documents relating to the services provided to the Trust pursuant to this Agreement required to be prepared and maintained by Forum or the Trust pursuant to the 1940 Act, the 1934 Act and the rules and regulations of the Securities and Exchange Commission and the Internal Revenue Service.

         (b) Forum shall notify the Trust of any request or demand for the inspection of the Trust's interestholder records. Forum shall abide by the Trust's instructions for granting or denying the inspection; provided, however, Forum may grant the inspection without such instructions if it is advised by its counsel that failure to do so will result in liability to Forum.

         (c) Forum shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives. In the event the Trust designates a successor to any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Trust, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, Forum agrees that all such records prepared or maintained by Forum relating to the services to be performed by Forum hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

         SECTION 6.  INDEMNIFICATION

         (a) The Trust shall, on behalf of the applicable Portfolio, indemnify and hold Forum harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from:

         (i) any claim, demand, action or suit brought by any person other than the Trust, including by an interestholder, which names Forum and/or the Trust as a party and is not based on and does not result from Forum's willful misfeasance, bad faith or gross negligence or reckless disregard of duties, and arises out of or in connection with Forum's performance hereunder; or



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

         (ii) any claim, demand, action or suit (except to the extent contributed to by Forum's willful misfeasance, bad faith or gross negligence or reckless disregard of duties) which results from the negligence of the Trust, or from Forum's acting upon any instruction(s) reasonably believed by it to have been executed or communicated by any person duly authorized by the Trust, or as a result of Forum's acting in reliance upon advice reasonably believed by Forum to have been given by counsel for the Trust, or as a result of Forum's acting in reliance upon any instrument reasonably believed by it to have been genuine and signed, countersigned or executed by the proper person.

         (b) Forum shall indemnify and hold the Trust harmless against any losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit brought by any person other than Forum, which names the Trust and/or Forum as a party and is based upon and arises out of Forum's willful misfeasance, bad faith or gross negligence or reckless disregard of duties in connection with its performance hereunder.

         (c) In the event that either party requests the other to indemnify or hold it harmless hereunder, the party requesting indemnification (the Indemnified Party) shall inform the other party (the Indemnifying Party) of the relevant facts known to Indemnified Party concerning the matter in question. The Indemnified Party shall use reasonable care to identify and to promptly notify the Indemnifying Party concerning any matter which presents, or appears likely to present, a claim for indemnification. The Indemnifying Party shall have the election of defending the Indemnified Party against any claim which may be the subject of indemnification or of holding the Indemnified Party harmless hereunder. In the event the Indemnifying Party so elects, it will so notify the Indemnified Party and thereupon the Indemnifying Party shall take over defense of the claim and, if so requested by the Indemnifying Party, the Indemnified Party shall incur no further legal or other expenses related thereto for which it shall be entitled to indemnity or to being held harmless hereunder; provided, however, that nothing herein shall prevent the Indemnified Party from retaining counsel at its own expense to defend any claim. Except with the Indemnifying Party's prior written consent, the Indemnified Party shall in no event confess any claim or make any compromise in any matter in which the Indemnifying Party will be asked to indemnify or hold Indemnified Party harmless hereunder.

         SECTION 7.  STANDARD OF CARE; LIMITATION OF LIABILITY

         (a) Forum shall not be liable for any action taken or not taken in good faith and reasonably believed by Forum to be within the powers conferred upon it under this Agreement; provided that nothing herein shall be deemed to protect, or purport to protect, Forum against any liability to the Trust or to the interestholders of the Trust to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of Forum's reckless disregard of its obligations and duties hereunder.

         (b) In the event of equipment failures beyond Forum's control, Forum shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions, but shall have no liability with respect thereto. Forum shall enter into and shall maintain in effect with appropriate


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

parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available or shall maintain a secondary site with processing capability.

         (c) Subject to Section 7(b), Forum shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication equipment of common carriers or power supply.

         SECTION 8.  COVENANTS OF THE TRUST AND FORUM

         (a) The Trust, on behalf of Portfolio, promptly shall furnish to Forum the following:

                  (i) A certified copy of the resolution of the Trustees of the Trust authorizing the appointment of Forum and the execution and delivery of this Agreement.

                  (ii) A copy of the Trust Instrument of the Trust and all amendments thereto.

         (b) Forum hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

         (c) Forum and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

         (d) In case of any requests or demands for the inspection of the interestholder records of the Trust, Forum will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. Forum reserves the right, however, to exhibit the interestholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the interestholder records to such person.

         SECTION 9.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to each Portfolio on the later of the date of this Agreement or the date of commencement of operations of the Trust, and with respect to each future portfolio of the Trust on the date this Agreement or Appendix A hereto is amended. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Portfolios.

         (b) This Agreement shall continue in effect with respect to a Portfolio for a period of one year from its effectiveness and shall continue in effect for successive twelve-month periods;


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

provided,  however,  that continuance is specifically approved at least annually
(i) by the Board or by a vote of a majority of the outstanding voting interests of the Portfolio and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this agreement is not approved as to a Portfolio, Forum may continue to render to the Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, (i) by the Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust.

         SECTION 10.  ASSIGNMENT; DELEGATION

         (a) This Agreement shall extend to and shall bind the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Forum or by Forum without the written consent of the Trust, authorized or approved by a resolution of the Board. Notwithstanding the foregoing, either party may assign this Agreement without the consent of the other party so long as the assignee is an affiliate, parent or subsidiary of the assigning party and is qualified to act under applicable law.

         (b) Forum may contract with other qualified service providers to perform any of the services contemplated by this Agreement; provided, that Forum shall not thereby be relieved of any of its obligations hereunder. Forum may subcontract any or all of its functions to one or more qualified sub-transfer agents or processing agents. Forum may pay those agents for their service, but not such payment will increase Forum's compensation from the Trust.

         SECTION 11.  NOTICES

         Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person, sent by first-class mail, postage prepaid, or sent by overnight delivery, postage prepaid, to the respective parties at the following addresses or such other address as the parties may designate in writing by the same methods:

         If to the Trust:

                  Schroder Capital Funds
                  Two Portland Square
                  Portland, Maine 04101
                  Attn:  Thomas G. Sheehan


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


         If to Forum:

                  Forum Financial Corp.
                  Two Portland Square
                  Portland, Maine  04101
                  Attn:  David I. Goldstein

        SECTION 12.  LIMITATION OF LIABILITY OF THE TRUSTEES AND INTERESTHOLDERS

         The Trustees of the Trust and the interestholders of the Portfolios shall not be liable for any obligations of the Trust or of the Portfolios under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolio to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the interestholders of the Portfolios.

         SECTION 13.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (e) This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Delaware.

         (f) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

         (g) The terms "vote of a majority of the outstanding voting interests," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                     SCHRODER CAPITAL FUNDS


                                                     /s/ Laura E. Luckyn-Malone
                                                     --------------------------
                                                     Laura E. Luckyn-Malone
                                                     President

                                                     FORUM FINANCIAL CORP.

                                                     /s/ John Y. Keffer
                                                     --------------------------
                                                    John Y. Keffer
                                                    President

                             SCHRODER CAPITAL FUNDS
                  TRANSFER AGENCY AND FUND ACCOUNTING AGREEMENT

                                   APPENDIX A
                             PORTFOLIOS OF THE TRUST

--------------------------------------------------------------------------------
PORTFOLIOS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               AS OF SEPTEMBER 13, 1995
--------------------------------------------------------------------------------
International Equity Fund
Schroder Emerging Markets Fund Institutional Portfolio
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 AS OF MARCH 15, 1996
--------------------------------------------------------------------------------
Schroder International Smaller Companies Portfolio
Schroder Global Asset Allocation Portfolio
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                  AS OF MAY 16, 1996
--------------------------------------------------------------------------------
Schroder U.S. Smaller Companies Portfolio
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                AS OF NOVEMBER 26, 1996
--------------------------------------------------------------------------------
Schroder EM Core Portfolio
Schroder Japan Portfolio
Schroder European Growth Portfolio
Schroder Asian Growth Portfolio
Schroder United Kingdom Portfolio
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               AS OF SEPTEMBER 18, 1997
--------------------------------------------------------------------------------
Schroder Global Growth Portfolio
--------------------------------------------------------------------------------

                             SCHRODER CAPITAL FUNDS
                  TRANSFER AGENCY AND FUND ACCOUNTING AGREEMENT

                                   APPENDIX B
                                    SERVICES

A. Forum shall prepare and maintain, on behalf of the Trust, the following books and records of each Portfolio pursuant to Rule 31a-1 under the Act (the "Rule"):

         (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by sub-section
         (b)(1) of the Rule;

         (ii) Journals and auxiliary  ledgers  reflecting all asset,  liability,
         reserve,   capital,   income  and  expense  accounts,  as  required  by
         subsection (b)(2) of the Rule;

         (iii) A record of each brokerage order given by or on behalf of the Trust for, or in connection with, the purchase or sale of securities, and all other portfolio purchases or sales, as required by sub-sections
         (b)(5) and (b)(6) of the Rule;

         (iv) A record of all options, if any, in which the Trust has any direct or indirect interest or which the Trust has granted or guaranteed and a record of any contractual commitments to purchase, sell, receive or deliver any property as required by subsection (b)(7) of the Rule;

         (v) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by sub-section (b)(8) of the Rule; and

         (vi) Other records required by the Rule or any successor rule or pursuant to interpretations thereof to be kept by open-end management investment companies, but limited to these provisions of the Rule applicable to portfolio and interestholder transactions and as agreed upon between the parties hereto.

B.       Forum shall perform the following accounting services:

         (i)  Calculate  the  net  asset  value  of  each   Portfolio  and  each
         interestholder   thereof  with  the   frequency   prescribed   in  each
         Portfolio's then-current Registration Statement;

         (ii) Calculate and track each item of income, gain, loss, deduction and credit, if any, and apply such items to each interestholder as required by applicable accounting rules;

         (iii)  Maintain  such  accounts  and  perform  such  allocations  as is
         required  by  each  Portfolio's   Capital  Account   Establishment  and
         Maintenance Policies;



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

         (iv) Calculate the yield, effective yield, tax equivalent yield and total return for each Portfolio, as applicable, and such other measure of performance as may be agreed upon between the parties hereto;

         (v)  Provide   the  Trust  and  such  other   persons  as  the  Trust's
         administrator or sub-administrator may direct with the following reports: (a) a current security position report, (b) a summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order), and (c) a current cash position and projection report;

         (vi) Prepare and record, as of each time when the net asset value of a Portfolio is calculated or as otherwise directed by the Trust's administrator or sub-administrator, either: (a) a valuation of the assets in the Portfolio (based upon the use of outside services normally used and contracted for this purpose by Forum in the case of securities for which information and market price or yield quotations are readily available and based upon evaluations conducted in accordance with the Trust's or the Trust's administrator's instructions in the case of all other assets) or (b) a calculation confirming that the market value of the Portfolio's assets does not deviate from the amortized cost value of those assets by more than a specified percentage agreed to from time to time by Forum and the Trust;

         (vii) Obtain necessary information from the Trust and the Trust's administrator in order to prepare the Trust's Form N-SAR;

         (viii) Assist in the preparation of support schedules necessary for the completion of Federal and State income tax returns of the Portfolios;

         (ix) Monitor each Portfolio's status as if it were a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended;

         (x) Assist the Trust's independent accountants and, upon approval of the Trust or the Trust's administrator, any regulatory body in any requested review of the Trust's books and records maintained by Forum;

         (xi)  Prepare semi-annual financial statements of each Portfolio; and

         (xii) Prepare other periodic reports to shareholders and the Securities and Exchange Commission and such other reports as may be agreed to from time to time and provide information typically supplied in the investment company industry to companies that track or report the price, performance or other information with respect to investment companies.





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



                             SCHRODER CAPITAL FUNDS
                  TRANSFER AGENCY AND FUND ACCOUNTING AGREEMENT

                                   APPENDIX C
                                  COMPENSATION


TRANSFER AGENCY SERVICES

For its transfer agency services, Forum shall receive a fee of $12,000 per year with respect to each Portfolio, plus $25 per interestholder account, such amounts to be computed and paid monthly in advance by the Trust.

FUND ACCOUNTING SERVICES

Standard Fee per Series    $36,000/year

                  Plus additional surcharges for each of:

                Global or International Funds               $24,000/year

                Tax Free Money Market Funds                 $12,000/year

                Series with more than 25% of
                  net assets invested in asset
                  backed securities                         $1000/month

                Series with more than  50% of
                  net assets invested in asset
                  backed securities                         $1000/month

                Series with more than 100
                  security positions                        $1,000/month

                Series with a monthly portfolio
                  turnover rate of 10% or greater           $1,000/month

         Monthly surcharges are determined based upon the total assets or security positions as of the end of the prior month and on the portfolio turnover rate for the prior month. Portfolio turnover rate shall have the meaning ascribed thereto in Securities and Exchange Commission Form N-1A.

         The rates set forth above shall remain fixed through December 31, 1995. On January 1, 1996, and on each successive January 1, the rates shall be adjusted to reflect changes in the Consumer Price Index for the preceding calendar year, as published by the U.S. Department of Labor, Bureau of Labor Statistics.